Exhibit 10.18

Boxed, Inc.
Non-Employee Director Compensation Policy

Non-employee members of the board of directors (the “Board”) of Boxed, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who (a) is “independent,” as defined in the New York Stock Exchange Listed Company Manual, (b) is not an employee of the Company or any parent or subsidiary of the Company and (c) did not otherwise serve as Chief Executive Officer or the Chief Financial Officer of the Company (or any predecessor thereto) prior to the Effective Date (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Policy shall become effective on the date immediately after the consummation of the mergers contemplated by the Agreement and Plan of Merger by and among Seven Oaks Acquisition Corp., Blossom Merger Sub Inc., Blossom Merger Sub II, LLC and Giddy Inc. (as it may be amended and/or restated from time to time) (the “Effective Date”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company (or any predecessor thereto) and any of its Non-Employee Directors and between any subsidiary of the Company (or any predecessor thereto) and any of its non-employee directors.

1.                  Cash Compensation.

(a)               Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $62,500 for service on the Board.

(b)               Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:

(i)                 Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $20,000 for such service. A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson thereof) shall receive an additional annual retainer of $10,000 for such service.

(ii)              Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $15,000 for such service. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson thereof) shall receive an additional annual retainer of $7,500 for such service.

(iii)            Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Corporate Governance Committee shall receive an additional annual retainer of $10,000 for such service. A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson thereof) shall receive an additional annual retainer of $5,000 for such service.

(c)               Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Sections 1(a) and 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.

2.                  Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2021 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan.

(a)               Initial Awards. Each Non-Employee Director who (i) serves on the Board as of the first business day following the filing of a registration statement on Form S-8 with respect to the Equity Plan (the “Initial Issuance Date”) and (ii) will continue to serve as a Non-Employee Director immediately following the Initial Issuance Date, shall be automatically granted, on the Initial Issuance Date, an award of restricted stock units that has an aggregate fair value on the Initial Issuance Date of $62,500 (as determined in accordance with FASB Accounting Codification Topic 718 (“ASC 718”) and subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(a) shall be referred to herein as the “Initial Awards”). For the avoidance of doubt, a Non-Employee Director eligible to receive an Initial Award shall not be eligible to receive a Start Date Award (as defined below).

(b)               Annual Awards. Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting, shall be automatically granted, on the date of such Annual Meeting, an award of restricted stock units (unless otherwise determined by the Board), that has an aggregate fair value on the date of grant of $62,500 (as determined in accordance with ASC 718 and subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(b) shall be referred to as the “Annual Awards.” For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall receive only an Annual Award in connection with such election, and shall not receive any Start Date Award on the date of such Annual Meeting as well.

(c)               Start Date Awards. Except as otherwise determined by the Board, each Non-Employee Director who is initially elected or appointed to the Board after the Initial Issuance Date on any date other than the date of an Annual Meeting shall be automatically granted, on the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), an award of restricted stock units that has an aggregate fair value on such Non-Employee Director’s Start Date equal to the product of (i) $62,500 (as determined in accordance with ASC 718) and (ii) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting immediately preceding such Non-Employee Director’s Start Date (or, if no such Annual Meeting has occurred, the Effective Date) and ending on such Non-Employee Director’s Start Date and the denominator of which is 365 (with the number of shares of common stock underlying each such award subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(c) shall be referred to as “Start Date Awards.” For the avoidance of doubt, no Non-Employee Director shall be granted more than one Start Date Award.

(d)               Termination of Employment of Employee Directors. Members of the Board (i) who are employees of the Company or any parent or subsidiary of the Company and did not otherwise serve as Chief Executive Officer of the Company (or any predecessor thereto) prior to the Effective Date and (ii) who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Start Date Award pursuant to Section 2(c) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(b) above.

(e)               Vesting of Awards Granted to Non-Employee Directors. Each Initial Award shall vest on the first Annual Meeting following the Initial Issuance Date, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date, and each Annual Award and Start Date Award shall vest on the earlier of (i) the day immediately preceding the date of the first Annual Meeting following the date of grant and (ii) the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. No portion of an Initial Award, Annual Award or Start Date Award that is unvested at the time of a Non-Employee Director’s termination of service on the Board shall become vested thereafter. All of a Non-Employee Director’s Initial Awards, Annual Awards and Start Date Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

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